EXHIBIT 23

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25233, 33-82076, 333-48789, 333-48795, 333-48815, 333-84779, 333-108092, 333-110061, and 333-142743 on Form S-8 and Registration Statement No. 333-122823 on Form S-3 of our reports dated February 26, 2008, relating to the consolidated financial statements of Regal Beloit Corporation and subsidiaries (the “Company”) (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board (FASB) Statement No. 123R, Share-Based Payment on January 1, 2006; FASB Statement No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans on December 30, 2006; and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes on December 31, 2006), financial statement schedule, and the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Regal Beloit Corporation for the year ended December 29, 2007.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
February 26, 2008